SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-WESTWOOD HLDGS GROUP
          GABELLI ASSET MANAGEMENT INC.
                       7/12/05            1,600            17.9288
                       7/05/05            3,200            17.9500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.